UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K
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Current Report
Pursuant to Section 13 or 15(d)of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 10, 2017
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RETROPHIN, INC.
(Exact name of registrant as specified in its charter)
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Delaware	001-36257	27-4842691
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3721 Valley Centre Drive Suite 200, San Diego, CA 92130
(Address of Principal Executive Offices, including Zip Code)
(760) 260-8600
(Registrant’s Telephone Number, including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

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Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(d) On April 10, 2017, the Board of Directors (the “Board”) of Retrophin, Inc. (the “Company”) approved an increase to the size of the Board from eight to nine directors and appointed Ron Squarer to serve as a director of the Company, effective immediately. The size of the Board will be reduced to eight members at the Company’s 2017 Annual Meeting of Stockholders, when Cornelius Golding’s term as a director will expire. Mr. Squarer's potential Board committee appointments have not been formally determined as of the date of filing this Current Report on Form 8-K.
In accordance with the Company’s non-employee director compensation program, upon his appointment as a director, Mr. Squarer received a nonqualified stock option to purchase 17,500 shares of the Company’s common stock at an exercise price equal to the closing price of the Company’s common stock on the date of grant, and a restricted stock unit covering 4,375 shares of the Company’s common stock, each of which will vest and become exercisable over a three year period following the date of grant.  Additionally, Mr. Squarer will be entitled to receive a $45,000 annual retainer for his service as a director and an additional committee retainer if he is appointed to a committee of the Board.
At each Annual Meeting of Stockholders following which Mr. Squarer's term as a director continues, starting with the Company’s 2018 Annual Meeting of Stockholders, Mr. Squarer will be entitled to receive a nonqualified stock option to purchase 10,000 shares of the Company’s common stock, and a restricted stock unit covering 2,500 shares of the Company’s common stock, each of which will vest and become exercisable over a one year period following the date of grant. The Company is not aware of any transaction involving Mr. Squarer requiring disclosure under Item 404(a) of Regulation S-K.
(e) On April 11, 2017, the Company entered into an Amendment to Employment Agreement with each of the Company’s executive officers (collectively, the “Amendments”), amending the following Employment Agreements: (i) the Employment Agreement dated March 3, 2015 by and between the Company and Stephen Aselage, (ii) the Employment Agreement dated March 3, 2015 by and between the Company and Laura Clague, (iii) the Employment Agreement dated October 24, 2016 by and between the Company and Neil McFarlane (the “McFarlane Agreement”), (iv) the Employment Agreement dated February 6, 2017 by and between the Company and Elizabeth Reed, and (v) the Employment Agreement dated February 13, 2017 by and between the Company and William Rote (collectively the “Employment Agreements”). The Amendments amend the respective Employment Agreement to (i) expand the period of time from 30 days to three months during which, if the executive officer’s employment is terminated prior to a change in control of the Company, such executive officer will be eligible for severance benefits under Section 6.8 of the applicable Employment Agreement, (ii) expand the period of time from six months to twelve months during which, if the executive officer’s employment is terminated following a change in control of the Company, such executive officer will be eligible for severance benefits under Section 6.8 of the applicable Employment Agreement, and (iii) with respect to the McFarlane Agreement,  provide, in conformity with the benefits provided to the Company’s other executive officers, that upon a termination due to a disability, upon a termination without cause or upon Mr. McFarlane’s resignation as a result of a constructive termination, the vesting of all outstanding stock awards held by Mr. McFarlane will be accelerated as if Mr. McFarlane had continued to render services to the Company for 12 continuous months after the date of Mr. McFarlane's termination of employment.
The foregoing description of the terms of the Amendments is qualified in its entirety by reference to the Amendments, which will be filed by the Company as exhibits to its Quarterly Report on Form 10-Q for the quarter ended March 31, 2017.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RETROPHIN, INC.
Dated: April 13, 2017	By:	/s/ Elizabeth E. Reed
	Name:	Elizabeth E. Reed
	Title:	Senior Vice President, General Counsel and Secretary